UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

RetailMeNot, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36005	26-0159761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

301 Congress Avenue, Suite 700

Austin, Texas 78701

(Address of principal executive offices, including zip code)

(512) 777-2970

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

RetailMeNot, Inc. held its 2015 annual meeting of stockholders on April 30, 2015. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal 1: Election of Class II Directors

	Votes For	Votes Withheld	Broker Non-Votes
Jules A. Maltz	36,989,482	669,556	9,416,074
Brian Sharples	37,494,071	164,967	9,416,074

Proposal 2: Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the fiscal year ending December 31, 2015

Votes For	Votes Against	Votes Abstaining
46,739,795	307,747	27,570

Proposal 3: Advisory vote to approve the compensation of named executive officers

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
29,213,114	8,435,025	10,899	9,416,074

Proposal 4: Advisory vote on the frequency of holding future advisory votes to approve the compensation of named executive officers

Votes For 1 Year	Votes For 2 Year	Votes for 3 Year	Broker Non-Votes(1)
19,698,155	12,501	17,704,473	9,659,983

(1)	Includes 243,909 abstentions.

After careful consideration, including the results of the non-binding advisory vote of the stockholders on the frequency of the non-binding advisory vote on the compensation paid to the Company’s named executive officers (“Say-On-Pay Vote”), the board of directors adopted a resolution to include a Say-On-Pay Vote on an annual basis, until the next required non-binding shareholder advisory vote on the frequency of future Say-On-Pay Votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 30, 2015	RETAILMENOT, INC.

/s/ Louis J. Agnese, III
Louis J. Agnese, III Interim Chief Financial Officer and Secretary